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                                                  NA932010185 - MORTGAGE

                                               SECURING RIH PROMISSORY NOTE

                                                 GD&C DRAFT DATED 12/17/93











                               MORTGAGE SECURING

                              RIH PROMISSORY NOTE





                                 by and between





                          RESORTS INTERNATIONAL HOTEL, INC.,

                              a New Jersey corporation,

                                  as Mortgagor,





                                       and





                     RESORTS INTERNATIONAL HOTEL FINANCING, INC.

                              a Delaware corporation,

                                  as Mortgagee





                           Dated as of ________ __, 1994





                         Prepared by:_______________________

                                      D. Eric Remensperger





                            After recording return to:



                             Gibson, Dunn & Crutcher

                                 200 Park Avenue

                            New York, New York  10166

                        Attention:  D. Eric Remensperger









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                               MORTGAGE SECURING

                              RIH PROMISSORY NOTE





          THIS MORTGAGE, dated as of ________ ___, 1994, between RESORTS

INTERNATIONAL HOTEL, INC., a New Jersey corporation ("Mortgagor"), and RESORTS

INTERNATIONAL HOTEL FINANCING, INC., a Delaware corporation ("RIHF"), having an address at c/o Resorts International, Inc., 1133 Boardwalk, Atlantic City,

New Jersey 08401 (RIHF, or its successors or assigns which shall than be the

Noteholder (as hereinafter defined), being referred to herein as "Mortgagee").



                                  WITNESSETH:



          In consideration of $10.00 in hand paid by Mortgagee to Mortgagor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to (i) the payment of the principal amount (and premium, if any) of the secured promissory note by Mortgagor to Mortgagee in the principal amount of $125,000,000 as amended and restated the date hereof (hereinafter

collectively referred to as the "Note"), in lawful money of the United States,

to be paid in accordance with the provisions thereof (and all renewals,

extensions, and modifications thereof) all of which are hereby made an integral part hereof as though set forth at length herein; (ii) payment of interest (including interest on all overdue principal and premium,

if any) becoming due under the provisions of the Note; (iii) payment by Mortgagor to Mortgagee of all sums expended or advanced by Mortgagee pursuant to any term or provision of this Mortgage; (iv) performance of each covenant, term, condition and agreement of Mortgagor herein or in the Note contained; (v) all costs and expenses, including reasonable counsel fees and expenses as provided in Section 3.07, which may arise in respect of the Note and this Mortgage or of the obligations secured hereby; and (vi) performance and observance of all of the provisions herein contained, Mortgagor has executed and delivered this Mortgage and has bargained, sold, aliened,

mortgaged, pledged, released, conveyed and confirmed unto Mortgagee and its successors hereunder and assigns forever, all of its right, title and interest in, to and under any of the following described property:







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                               GRANTING CLAUSES



                             GRANTING CLAUSE FIRST



          All the property, rights, title, interest, privileges and franchises particularly described in annexed Schedule 1 (the "Owned Land") which Schedule is hereby made a part of, and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length.



                             GRANTING CLAUSE SECOND



          All of the property, rights, title, interest, privileges and franchises of the Mortgagor as lessee in those certain leases (the "Ground

Leases") particularly described in Schedule 2, which Schedule is hereby made a part of, and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length, which Ground Leases cover the real property described in such Schedule 2 (the "Leased Land")

and in and to any and all modifications, extensions andrenewals of the Ground Leases and all options set forth therein, together with (i) all credits, deposits, privileges and rights of the Mortgagor as lessee under the

Ground Leases, now or at any time existing, (ii) the leaseholds and the leasehold estates created by the Ground Leases and (iii) all of the estates,

rights, titles, claims or demands whatsoever of Mortgagor, either in law or in equity, in possession or in expectancy, of, in and to the Ground

Leases and the Leased Land, together with (x) any and all other, further or additional title, estates, interests or rights which may at anytime be acquired by the Mortgagor in or to the Leased Land, and the Mortgagor

expressly agrees that if the Mortgagor shall, at any time prior to payment in full of all indebtedness secured hereby, acquire fee simple title or any other greater estate to the Leased Land pursuant to the Ground Leases, or otherwise, the lien of this Mortgage shall attach,

extend to, cover and be a lien upon such fee simple title or other greater estate and thereupon the lien of this Mortgage shall be prior to the lien of any mortgage or deed of trust placed on such acquired title, estate, interest or right subsequent to the date of this Mortgage and (y) any right to possession or statutory term of years derived from,

or incident to, the Ground Leases pursuant to Section 365(h) of the U.S. Bankruptcy Code (the "Code") or any comparable provision contained in any present or future federal, state, local, foreign or other statute, law,

rule or regulation.

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                            GRANTING CLAUSE THIRD



          All the rents, issues, profits, revenues and other income and proceeds of the property subjected or required to be subjected to the lien of this Mortgage, including, without limitation, the property described in

Granting Clauses First, Second, and Sixth (such property is hereinafter collectively referred to as the "Premises") and all the estate, right,

title and interest of every nature whatsoever of the Mortgagor in and to the same and every part thereof.  The collective metes and bounds description of the Owned Land and the Leased Land is set forth in annexed Schedule 3.



                           GRANTING CLAUSE FOURTH



          All of the rights as lessor under Leases in effect on the

date of execution of this Mortgage or hereafter entered into by the Mortgagor, if any, including extensions, renewals or amendments of all of the same, and the immediate and continuing right as security in accordance with an Assignment of Leases and Rents of even date herewith between Mortgagor and Mortgagee, and, after the occurrence of an

Event of Default, to make claim for, collect, receive and receipt for (and to apply the same as provided herein) any and all rents, income, revenues,

issues, profits, security and other sums of money payable or receivable thereunder or pursuant thereto, and all proceeds thereof, whether payable as rent, insurance proceeds, condemnation awards, security or otherwise and whether payable prior to or subsequent to the maturity date of the Note, to receive and give notices and consents thereunder, to bring actions and proceedings thereunder or for the enforcement thereof, to make waivers and agreements, to take such action upon the happening of a default under any

Lease, including the commencement, conduct and consummation of any proceedings at law or in equity as shall be permitted by any provision of any Lease, and to do any and all things which the Mortgagor or any lessor is or may become entitled to do under the Leases;

provided, that the assignment made by this granting Clause Fourth shall not impair or diminish any obligation of the Mortgagor under the Leases, or shall any such obligation be imposed upon the Mortgagee.



                           GRANTING CLAUSE FIFTH



          Without limiting the generality of the provisions of

Granting Clause Third, the Mortgagor's rights, privileges and franchises in and to the following, to the extent of the

Mortgagor's interest therein and thereto and to the extent assignable

(collectively, "Operating Assets"):

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         (a) bookings and receipts for the use of guest rooms, banquet facilities and meeting rooms at the Casino-Hotel;



          (b) all contracts respecting utility services for, and the maintenance, operations, or equipping of the Premises, including guaranties and warranties relating thereto;



          (c) the Permits;



          (d) all contract rights, leases, concessions, trademarks, trade names, service marks, service names, logos, copyrights, warranties and other items of intangible personal property relating to the ownership or operation of the Casino-Hotel, including, without limitation, (1) telephone and other communication numbers, (2) all software licensing agreements as are required to operate computer software systems at the Casino-Hotel, all transferable proprietary interest in software required to operate the computer systems at the Casino Hotel and books and records relating to the software programs, and (3) lessee's interest under leases of Tangible Personal Property;





          (e) all agreements entered into by or on behalf of the Mortgagor or which have been assigned to the Mortgagor, for the design and construction,

and for the equipping and furnishing, of the Casino-Hotel, including architect's agreements, engineering agreements, construction contracts,

consulting agreements and agreements or purchase orders for all items of Tangible Personal Property and payment and performance bonds in favor of the Mortgagor in connection with the Trust Estate (and all warranties and guaranties thereunder and warranties and guaranties of any subcontractor and bond issued in connection with the work to be performed by any subcontractor);



          (f) the following personal property (the "Tangible Personal

Property") now or hereafter acquired by the Mortgagor:



               (i)  all furniture, furnishings, equipment, machinery,

     apparatus, appliances,

     fixtures and fittings and other articles of tangible personal property which are, or are to be located on, or used in connection with the operation of, the Casino-Hotel;



               (ii)  all slot machines, electronic gaming devices, crap

      tables, blackjack tables, roulette tables, baccarat tables, and big six

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      wheels, located or to be located in the Casino-Hotel, and all furnishings and equipment to be used in connection with the operation thereof;



               (iii)  all cards, dice, gaming chips and placques, tokens,

      chip racks, dealing shoes, dice cups, dice sticks, layouts,

      paddles, roulette balls and other consumable supplies and items to be used in connection with the gaming operations of the Casino-Hotel;



               (iv)  all china, glassware, linens, kitchen utensils,

      silverware and uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the Casino-Hotel,

      which are on hand or on order whether stored on-site or off-site;



               (v)  all consumables and operating supplies of every kind and nature for use in all of the operating departments of the Casino-Hotel,

      or in the improvements now or hereafter located on any of the Owned

      Land, including without limitation, accounting supplies, guest supplies, forms, printing, stationery, food and beverage stock, bar supplies, laundry supplies and brochures to existing purchase orders;



               (vi)  all sets and scenery, costumes, props and other items of tangible personal property on hand or on order for use in the production of shows in the showroom of the Casino-Hotel; and



               (vii)  all cars, limousines, vans, buses, trucks and other vehicles owned or leased by the Mortgagor for use in Casino-Hotel operations, together with all equipment, parts and supplies used to service, repair, maintain and equip the foregoing;



          (g)  all drawings, designs, plans and specifications prepared by the architects, interior designers, landscape designers and any other consultants for the development of the Premises, as amended from time to time;





          (h)any administrative and judicial proceedings initiated by the

Mortgagor, or in which the Mortgagor has intervened, concerning the

Casino-Hotel, and agreements, if any, which are the subject matter of such proceedings;

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               (i)  any customer lists utilized by the Mortgagor, including lists of transient guests and restaurant and bar patrons and "high roller" lists; and



               (j) all of the goodwill in connection with the operation of the Premises.